Exhibit 99.1

Press Release

K-SEA TRANSPORTATION PARTNERS L.P. ANNOUNCES OPERATING RESULTS FOR THIRD QUARTER OF FISCAL 2011

NEW YORK, May 2, 2011 — K-Sea Transportation Partners L.P. (NYSE:KSP) today announced operating results for its third fiscal quarter ended March 31, 2011.  The Company reported operating income of $0.8 million for the quarter ended March 31, 2011, excluding gains on asset sales and certain one-time items described below, compared to an operating loss of $3.6 million, excluding asset impairment charges, for the third fiscal quarter ended March 31, 2010.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of fiscal 2011 was $13.0 million excluding the below mentioned gains on asset sales and one-time items, compared to $9.1 million for the third quarter ended March 31, 2010.  EBITDA, Adjusted EBITDA and Adjusted operating income are non-GAAP financial measures that are reconciled to net income and operating income, the most directly comparable GAAP measures, in the tables below.

President and CEO Timothy J. Casey said, “Our third fiscal quarter results were in line with our expectations.  The third fiscal quarter is always our weakest quarter seasonally, and the prior year’s third quarter was particularly affected by the poor state of the refining industry at that time.  Our fourth fiscal quarter ended June 30, 2011 should improve sequentially.  At March 31, 2011, our fleet’s contract cover of at least one year, measured by barrel-carrying capacity, was 54%; we expect our contract cover to approximate this percentage at the end of our June 2011 fiscal year.  We and Kirby Corporation (“Kirby”) continue to address the normal procedural matters involved in a merger, and expect to schedule a K-Sea unitholder vote in the early third quarter of calendar 2011.  As details become available, we will advise everyone accordingly.”

Three Months Ended March 31, 2011

For the three months ended March 31, 2011, the Company reported operating income of $0.8 million, excluding gains on asset sales and certain one-time items.  Gains on asset sales were $2.4 million and one-time items included a $1.1 million write-down of our ownership interest in our mutual insurance carrier as a result of changing our mutual club, and $1.8 million of costs relating to the proposed merger with Kirby.  This year’s operating income represents an increase of $4.4 million compared to an operating loss of $3.6 million for the three months ended March 31, 2010, excluding a $1.7 million asset impairment charge relating to assets sold below book value.  Operating income, inclusive of the gains on asset sales and one-time items, was $0.3 million for the three months ended March 31, 2011 and an operating loss of $5.3 million for the three months ended March 31, 2010.  EBITDA, excluding the gains on asset sales, $1.3 million of costs related to a possible debt refinancing we postponed in light of the proposed merger with Kirby, and other one-time items mentioned above, was $13.0 million for the three months ended March 31, 2011 as compared to $9.1 million for the three months ended March 31, 2010.

EBITDA and operating income for the third fiscal quarter of 2011 was positively impacted by improved spot market rates as compared to the March 2010 quarter, which suffered from a very weak refining market.  This was offset by fewer total working days owing to the sale or retirement of fourteen single-hull tank barges and three older double-hull tank barges during the last twelve months.  The average daily rate for the three months ended March 31, 2011 increased to $12,973 as compared to $11,259 for the three months ended March 31, 2010.  In addition to the improved spot market rates, average daily rates benefited from the commencement of operations of three coastwise new-build barges placed into service in March 2010, April 2010, and February 2011.  Vessel operating expenses decreased by $1.9 million during the three months ended March 31, 2011, as compared to the same period last year, resulting mainly from the operation of fewer vessels.  General and administrative expenses increased to $7.1 million for the three months ended March 31, 2011, as compared to $6.7 million for the three months ended March 31, 2010, resulting mainly from increased stock compensation costs from newly issued grants and other incentive compensation.

Including all gains on asset sales and one-time items, net loss for the three months ended March 31, 2011 was $5.9 million, or a loss of $0.49 per fully diluted limited partner common unit.  This represents an improvement of $5.5 million compared to a net loss of $11.4 million, or $0.59 per fully diluted limited partner common unit, for the three months ended March 31, 2010.  The increase was primarily a result of a $5.6 million increase in operating income, including gains on asset sales and the one-time items mentioned above, and a $1.5 million decrease in interest expense resulting from lower average debt balances; partially offset by the $1.3 million of debt refinancing costs mentioned above and a $0.3 million increase in provision for income taxes.

Nine Months Ended March 31, 2011

For the nine months ended March 31, 2011, the Company reported operating income of $12.9 million, including $8.8 million of net gains on sale of assets, a $1.1 million write-down of our ownership interest in our mutual insurance carrier as a result of changing our mutual club, $1.8 million of costs relating to the proposed merger with Kirby, and $1.2 million of lease termination costs.  Excluding these items, operating income was $8.1 million for the nine months ended March 31, 2011.  This represents an increase of $4.1 million compared to $4.0 million (before asset impairment charges of $7.6 million and loss on acquisition of land and building of $1.7 million) of operating income for the nine months ended March 31, 2010.  The $8.8 million gain was comprised of the sale of our waste water treatment facility in Norfolk, Virginia, the previously announced sale of two tugboats and our two oldest double-hull barges, the sale of five single-hull barges and the sale of one other older double-hull barge.  EBITDA, excluding the gains on asset sales, the $1.3 million of costs related to a possible debt refinancing we postponed in light of the proposed merger with Kirby, and other one-time items mentioned above, was $45.9 million for the nine months ended March 31, 2011 as compared to $43.2 million for the nine months ended March 31, 2010, excluding the write-down on acquisition of land and building.

EBITDA and operating income for the nine months ended March 31, 2011 were positively impacted by higher average daily rates described below; partially offset by fewer total working days owing to the sale or retirement of seventeen tank barges during the last twelve months, as mentioned above.  The average daily rate for the nine months ended March 31, 2011 increased to $12,543 as compared to $11,100 for the nine months ended March 31, 2010.  Average daily rates benefited from the commencement of operations of four coastwise new-build barges placed into service in November 2009, March 2010, April 2010, and February 2011, the retirement of the single-hull vessels from our recurring business, the higher rates earned on the vessels deployed in the U.S. Gulf as part of the oil spill clean-up effort last summer, and some recent strengthening of spot market rates.  Additionally, the nine months ended March 31, 2010 experienced a reduction in the average daily rate due to operating several of our vessels under storage contracts in our waste water treatment facility at lower rates.  Vessel operating expenses decreased by $5.8 million during the nine months ended March 31, 2011, as compared to the same period last year, resulting mainly from the operation of fewer vessels.  General and administrative expenses remained relatively flat at $20.3 million for the nine months ended March 31, 2011, as compared to $20.2 million for the nine months ended March 31, 2010.

Including all the gains on asset sales and one-time items, net loss for the nine months ended March 31, 2011 was $7.2 million, or a loss of $0.77 per fully diluted limited partner common unit.  This represents an increase of $13.6 million compared to a net loss of $20.8 million, or $1.10 per fully diluted limited partner common unit, for the nine months ended March 31, 2011.  The increase was primarily a result of an $18.2 million increase in operating income, including all the gains on asset sales and one-time items mentioned above.  The increase was partially offset by a $2.3 million increase in interest expense resulting mainly from increased interest rate margins due to the previously announced December 2009 and September 2010 amendments of our revolving credit facility and a term loan, the $1.3 million of debt refinancing costs mentioned above, and a $0.4 million increase in provision for income taxes.

Earnings Conference Call

The Company has scheduled a conference call for Monday, May 2, 2011, at 9:00 am Eastern time, to review the fiscal 2011 third quarter results.  Dial-in information for this call is (866) 730-5762 (Domestic) and (857) 350-1586 (International).   The Passcode is 98583639.  The conference call can also be accessed by webcast, which will be available at www.k-sea.com.  Additionally, a replay of the call will be available by telephone until May 9, 2011; the dial-in number for the replay is (888) 286-8010 (Domestic) and (617) 801-6888 (International).  The Passcode is 22004470.

About K-Sea Transportation Partners

K-Sea Transportation Partners is one of the largest coastwise tank barge operators in the United States.  The Company provides refined petroleum products transportation, distribution and logistics services in the U.S. domestic marine transportation market, and its common units trade on the New York Stock Exchange under the symbol KSP.  For additional information, please visit the Company’s website, including the Investor Relations section, at www.k-sea.com.

Use of Non-GAAP Financial Information

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, we also present EBITDA, Adjusted EBITDA and Adjusted operating income, which are non-GAAP financial measures.  EBITDA, Adjusted EBITDA and Adjusted operating income are used as a supplemental financial measures by management and by external users of financial statements to assess (a) the financial performance of the Company’s assets and the Company’s ability to generate cash sufficient to pay interest on indebtedness and make distributions to partners, (b) the Company’s operating performance and return on invested capital as compared to other companies in the industry, and (c) compliance with certain financial covenants in the Company’s debt agreements.

EBITDA, Adjusted EBITDA and Adjusted operating income should not be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity under GAAP.  EBITDA, Adjusted EBITDA and Adjusted operating income presented herein may not be comparable to similarly titled measures of other companies.  A reconciliation of EBITDA, Adjusted EBITDA and Adjusted operating income to net income and operating income, the most directly comparable GAAP measures, are presented in the tables below.

Cautionary Statements

This press release contains forward-looking statements, which include any statements that are not historical facts, including statements relating to business outlook, expected contract coverage, expectations on timing of closing of the merger, future earnings, and future results of operations.  These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand for refined petroleum products, a decline in demand for tank vessel capacity, the effects of the recent economic recession, intense competition in the domestic tank barge industry, the occurrence of marine accidents or other hazards, the loss of any of the Company’s largest customers, fluctuations in charter rates,  failure to comply with the Jones Act, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Contact K-Sea Transportation Partners L.P

Terrence P. Gill, Chief Financial Officer, (732) 565-3818

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for unit and per unit  data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010

Voyage revenue	$59,325	$56,177	$187,584	$187,061
Other revenue	3,979	3,406	11,105	11,710
Total revenues	63,304	59,583	198,689	198,771

Voyage expenses	13,180	11,872	35,988	33,584
Vessel operating expenses	30,003	31,917	96,596	102,364
General and administrative expenses	7,149	6,702	20,258	20,223
Depreciation and amortization	12,144	14,389	37,714	46,194
Loss on acquisition of land and building	—	—	—	1,697
Net gain on disposal of assets	(2,368)	—	(8,803)	(36)
Other operating expenses	2,869	—	4,027	—

Total operating expenses	62,977	64,880	185,780	204,026
Operating income (loss)	327	(5,297)	12,909	(5,255)
Interest expense, net	4,750	6,283	18,051	15,800
Other expense (income), net	1,313	2	1,284	(527)

Income (loss) before provision for income taxes	(5,736)	(11,582)	(6,426)	(20,528)
Provision for (benefit of) income taxes	55	(274)	432	24
Net income (loss)	$(5,791)	$(11,308)	$(6,858)	$(20,552)
Less net income attributable to non-controlling interests	129	98	372	297
Net income (loss) attributable to K-Sea unitholders	$(5,920)	$(11,406)	$(7,230)	$(20,849)

General partner’s interest in net income (loss)	$(99)	$(120)	$(156)	$(219)
Limited partners’ interest in:
Net income (loss) - Preferred unit holders	$3,515	$—	$7,652	$—
- Common unit holders	$(9,336)	$(11,286)	$(14,726)	$(20,630)
Net income (loss) per unit - basic	$(0.49)	$(0.59)	$(0.77)	$(1.10)
- diluted	$(0.49)	$(0.59)	$(0.77)	$(1.10)
Weighted average common units outstanding - basic	19,195	19,191	19,193	18,674
- diluted	19,195	19,191	19,193	18,674

Supplemental Operating Statistics

	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010
Local Trade:
Average daily rate (1)	$7,394	$7,280	$7,467	$7,290
Net utilization (2)	70%	73%	73%	77%

Coastwise Trade:
Average daily rate	$15,801	$13,440	$14,990	$13,033
Net utilization	76%	71%	82%	80%

Total Fleet
Average daily rate	$12,973	$11,259	$12,543	$11,100
Net utilization	74%	71%	79%	79%

(1) Average daily rate is equal to the net voyage revenue earned by a group of tank vessels during the period, divided by the number of days worked by that group of tank vessels during the period.

(2) Net utilization is equal to the total number of days worked by a group of tank vessels during the period, divided by total calendar days for that group of tank vessels during the period.

K-SEA TRANSPORTATION PARTNERS L.P.

Reconciliation of Unaudited Non-GAAP Financial Measures to GAAP Measures

(in thousands)

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010

Net income (loss)	$(5,791)	$(11,308)	$(6,858)	$(20,552)
Adjustments to reconcile net income (loss) to EBITDA :
Depreciation and amortization	12,144	14,389	37,714	46,194
Interest expense, net	4,750	6,283	18,051	15,800
Provision for (benefit of) income taxes	55	(274)	432	24

EBITDA	$11,158	$9,090	$49,339	$41,466

Loss on acquisition of land and building	—	—	—	1,697
Net gain on disposal of assets	(2,368)	—	(8,803)	—
Lease termination costs	—	—	1,158	—
Write-off of investment in mutual insurance association	1,119	—	1,119	—
Write-off of fees related to debt restructuring	1,325	—	1,325	—
Merger related expenses	1,750	—	1,750	—

Adjusted EBITDA	$12,984	$9,090	$45,888	$43,163

Adjusted Operating Income

	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010

Operating income	$327	$(5,297)	$12,909	$(5,255)

Asset impairment charges	—	1,703	—	7,556
Loss on acquisition of land and building	—	—	—	1,697
Net gain on disposal of assets	(2,368)	—	(8,803)	—
Lease termination costs	—	—	1,158	—
Write-off of investment in mutual insurance association	1,119	—	1,119	—
Merger related expenses	1,750	—	1,750	—

Adjusted operating income	$828	$(3,594)	$8,133	$3,998

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	March 31,	June 30,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$875	$1,896
Accounts receivable, net	27,049	33,206
Prepaid expenses and other current assets	21,683	20,506
Total current assets	49,607	55,608

Vessels and equipment, net	575,694	604,197
Construction in progress	—	730
Other assets	33,537	36,096
Total assets	$658,838	$696,631

Liabilities and Partners’ Capital
Current liabilities:
Current portion of long-term debt	$16,601	$19,024
Accounts payable and accrued expenses	48,732	49,327
Deferred revenue	7,789	12,005
Total current liabilities	73,122	80,356

Term loans	195,035	219,461
Credit line borrowings	45,300	144,450
Other liabilities	10,342	13,869
Deferred income taxes	3,813	3,486
Total liabilities	327,612	461,622

Commitments and contingencies
Partners’ Capital	331,226	235,009
Total liabilities and partners’ captial	$658,838	$696,631